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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors:

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated January 4, 2005, relating to the financial statements of Coastal Bancshares Acquisition Corp. as of November 30, 2004 and for the period from May 19, 2004 (the inception date) to November 30, 2004 appearing in Registration Statement No. 333-118294 of Coastal Bancshares Acquisition Corp., which was declared effective on February 14, 2005.

        We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/  HEIN & ASSOCIATES LLP

Houston, Texas
February 14, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM